LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE, is made this 16th day of March, 2016, by and among SYLIOS CORP, a Corporation organized under the laws of the State of Florida (hereinafter, known as “BORROWER”) and Tangiers Investment Group, LLC, organized under the laws of the State of Delaware (hereinafter, known as “LENDER”). BORROWER and LENDER shall collectively be known herein as “the Parties”. In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to pay to the order of LENDER, the sum of Fifteen Thousand and NO/100 ($15,000.00) dollars together with interest thereon at a rate of 15 percent (15%) per annum on the unpaid balance with interest to be compounded annually and a legal fee in the amount of Two Thousand Five Hundred and NO/100 ($2,500.00) (hereinafter, “the Loan Amount”). The entire outstanding Loan Amount (including principal, any accrued interest and legal fee) shall become fully due and payable by BORROWER on or before 90 days after the date of this Loan Agreement and Promissory Note.

LENDER has advanced BORROWER the sum of Fifteen Thousand and NO/100 ($15,000.00) dollars to be designated for the purchase of a royalty interest in three wells in Kentucky. As part of the BORROWER’S transaction with the OPERATOR of said wells, the BORROWER shall loan to said OPERATOR the sum of Fifteen Thousand and NO/100 ($15,000.00) dollars. Said OPERATOR shall pay BORROWER the sum of Sixteen Thousand Five Hundred and NO/100 ($16,500.00) dollars on or before 60 days after the loan transaction closes. As collateral for said loan, the BORROWER shall file a Uniform Commercial Code (“UCC”) naming all three wells and the lease said wells are situated. In the event said OPERATOR defaults on the loan from BORROWER, BORROWER shall be required to perfect said loan by seizing all assets included within the UCC. All proceeds received by BORROWER from the sale of crude shall be paid to LENDER against said Loan.

The method for making a proper “demand” upon BORROWER is set forth below.

ADDITIONAL LOAN TERMS

The BORROWER and LENDER, hereby further set forth their rights and obligations to one another under this Loan Agreement and Promissory Note and agree to be legal bound as follows:

A.	Loan Repayment Terms. BORROWER may make payment(s) to LENDER in amounts and at times as it chooses upon the Loan Amount, including accrued interest, until such time as LENDER shall make a demand upon BORROWER for repayment at which time BORROWER shall repay to LENDER the entire Loan Amount (including principal and all accrued interest). LENDER shall make no demand for payment prior to 90 days after the date of this Loan Agreement and Promissory Note.

B.	Demand by Lender. This is a “demand” loan agreement and promissory note under which BORROWER is required to repay in full the entire outstanding Loan Amount within 90 days of the date of this Loan Agreement and Promissory Note. Delivery of written notice by LENDER to BORROWER via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery. For mailing of said notice, LENDER shall use BORROWER’S address as stated below in the portion of this agreement pertaining to default.

C.	Method of Loan Payment. The BORROWER shall make all payments called for under this loan agreement by sending check or other negotiable instrument made payable to the following individual or entity at the address indicated:

Bank: Chase

Bank address: 101 W Broadway, Suite 100, San Diego, CA 92101

Account name: Tangiers Investment Group, LLC

Account number: 477503747

Routing number: 021000021

Tangiers’ address: 2251 San Diego Avenue, Suite B150, San Diego, CA 92110

If Lender gives written notice to Borrower that a different address shall be used for making payments under this loan agreement, Borrower shall use the new address so given by Lender.

D.	Default. The occurrence of any of the following events shall constitute a Default by the Borrower of the terms of this loan agreement and promissory note:

1.	Borrower’s failure to pay any amount due as principal or interest on the date required under this loan agreement

2.	Borrower seeks an order of relief under the Federal Bankruptcy laws

3.	A federal tax lien is filed against the assets of Borrower

E.	Additional Provisions Regarding Default:

1.	Addressee and Address to which Lender is to give Borrower written notice of default:

Sylios Corp

735 Arlington Ave N., Suite 308

St. Petersburg, FL 33701

If Borrower gives written notice to Lender that a different address shall be used, Lender shall use that address for giving notice of default (or any other notice called for herein) to Borrower.

2.	Cure of Default. Upon default, Lender shall give Borrower written notice of default. Mailing of written notice by Lender to Borrower via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery. Borrower shall have 5 days after receipt of written notice of default from Lender to cure said default. In the case of default due solely to Borrower’s failure to make timely payment as called for in this loan agreement, Borrower may cure the default by making full payment of any principal and accrued interest (including interest on these amounts) whose payment to Lender is overdue under the loan agreement and, also, the late−payment penalty described below.

3.	Penalty for Late Payment. There shall also be imposed upon Borrower a $100 per day penalty for any late payment.

4.	Acceleration. If the Borrower fails to cure any default on or before the expiration of the five (5) day cure period that starts on the date Borrower receives written notice from Lender that an event of default has occurred under this loan agreement, the entire unpaid principal, accrued interest, and penalties under this loan agreement shall accelerate and become due and payable immediately.

5.	Indemnification of Attorneys Fees and out−of−pocket costs. Should any party materially breach this agreement, the non−breaching party shall be indemnified by the breaching party for its reasonable attorneys fees and out−of−pocket costs which in any way relate to, or were precipitated by, the breach of this agreement. The term “out−of−pocket costs”, as used herein, shall not include lost profits. A default by Borrower which is not cured within 5 days after receiving a written notice of default from Lender constitutes a material breach of this agreement by Borrower.

F.	Parties that are not individuals. If any Party to this agreement is other than an individual (i.e., a corporation, a Limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party, hereby represents and warrants that all steps and actions have been taken under the entity’s governing instruments to authorize the entry into this Loan Agreement. Breach of any representation contained in this paragraph is considered a material breach of the Loan Agreement.

G.	Integration. This Agreement, including the attachments mentioned in the body as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are hereby superseded by this agreement. This is an integrated agreement.

H.

Severability. In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

I.

Modification. Except as otherwise provided in this document, this agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

J.

Exclusive Jurisdiction for Suit in Case of Breach. The Parties, by entering into this agreement, submit to jurisdiction in State of California for adjudication of any disputes and/or claims between the parties under this agreement. Furthermore, the parties hereby agree that the courts of State of Connecticut shall have exclusive jurisdiction over any disputes between the parties relative to this agreement, whether said disputes sounds in contract, tort, or other areas of the law.

K.	State Law. This Agreement shall be interpreted under, and governed by, the laws of the state of California.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

BORROWER(S):	LENDER(S):

SYLIOS CORP	TANGIERS INVESTMENT GROUP, LLC

/s/ Wayne Anderson	/s/ Robert Papiri
Wayne Anderson	By:	Robert Papiri
President	Title:	Managing Member
Dated: March 16, 2016	Dated: March 16, 2016